EXHIBIT A

                 MATERIAL TRANSFER AND OPTION AGREEMENT

            This agreement is made and entered into as of the 23rd day of March, 1998, by and between Immtech International, Inc. ("IMMTECH"), a Delaware Corporation, maintaining an office at 1890 Maple Avenue, Suite 110, Evanston, IL 60201, and Sigma Diagnostics, Inc. ("SIGMA"), a Missouri corporation maintaining an office at 545 South Ewing Avenue, St. Louis, Missouri 63103.

            WHEREAS, SIGMA desires to develop commercial diagnostic assays for determining hemoglobin type A1c ("HB(A1c)") by detecting a reduced form of HB(A1c);

            WHEREAS, SIGMA desires to obtain certain hybridoma cell lines that produce monoclonal antibodies suitable for use in such assays from IMMTECH, and to obtain related information known to IMMTECH in order to develop such commercial assays;

            WHEREAS, SIGMA desires to grow such cell lines and harvest monoclonal antibodies from said cell lines for the purpose of evaluating the suitability of the same for a commercial HB(A1c) assay and for the purpose of evaluating whether to exercise an option to license the exclusive, worldwide rights associated with such cell lines, such monoclonal antibodies and such related information known to IMMTECH, and

            WHEREAS, IMMTECH is willing to provide such cell lines and such information to SIGMA, to allow SIGMA to evaluate such cell lines and monoclonal antibodies, and

            WHEREAS, IMMTECH has, and/or will acquire as of the effective date of this agreement, certain patent and non-patent rights relating to such cell lines, antibodies and information, and desires to grant SIGMA an option to obtain such rights and a license thereto on the terms and conditions set forth herein.

            NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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1. DEFINITIONS

            1.1 "MATERIALS" means (1) the monoclonal antibody designated as "MML03" having specificity to mannitol-valine-glycine-glycine (mannitol-VGG) or a fragment, derivative, or conjugate thereof having such specificity, and (2) hybridoma cell lines which will produce the MML03 monoclonal antibody.

            1.2 "PROGENY" means all monoclonal antibodies and hybridoma cell lines developed from the MATERIALS by IMMTECH, by SIGMA, or jointly by IMMTECH and SIGMA.

            1.3 "IMMTECH BIOMATERIALS" means all biomaterials useful in connection with research related to the MATERIALS or in connection with PRODUCTS involving the MATERIALS and developed or discovered by IMMTECH, independently of SIGMA, including, without limitation, peptides, culture media, and other biomaterials useful as calibrators, reference materials or controls.

            1.4 "SIGMA BIOMATERIALS" means all biomaterials useful in connection with research related to the MATERIALS or in connection with PRODUCTS involving the MATERIALS or PROGENY and developed or discovered independently by SIGMA or jointly by SIGMA and IMMTECH, including, without limitation, peptides, culture media, and other biomaterials useful as calibrators, reference materials or controls.

            1.5 "IMMTECH TECHNOLOGY" means individually and collectively, all designs, technical information, know-how, trade secrets, knowledge, data, specifications, test results, manufacturing information, analytical information, marketing information, inventions conceived and/or reduced to practice and/or acquired, and other information relating to the MATERIALS and known to IMMTECH on the date of this AGREEMENT or developed by IMMTECH thereafter, independently of SIGMA, including, without limitation, all information which will allow and/or assist SIGMA to establish commercially viable hybridoma cell lines which will produce the MML03 monoclonal antibody in a quantity and with properties reasonably required by SIGMA to develop a commercial HB(A1c) assay.

            1.6 "SIGMA TECHNOLOGY" means, individually and collectively, all designs, technical information, know-how, trade secrets, knowledge, data, specifications, test results, manufacturing information, analytical information, marketing information, inventions conceived and/or reduced to practice and/or acquired, and other information relating to the MATERIALS and developed independently by SIGMA, or jointly by SIGMA and IMMTECH.


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            1.7 "SIGMA PRODUCTS" means any products which comprise MATERIALS or
PROGENY and which are developed by SIGMA or jointly by SIGMA and IMMTECH, including, without limitation, assay kits, assay methods and assay reagents.

            1.8 "EFFECTIVE DATE" means the latter of (a) the date set forth above in the recitals to this AGREEMENT, (b) the date on which IMMTECH has executed this AGREEMENT, (c) the date on which SIGMA has executed this AGREEMENT or (d) the date on which SIGMA receives from IMMTECH a copy of the duly executed IMMTECH-NORTHWESTERN LICENSE AGREEMENT.

            1.9 "EVALUATION PERIOD" of this AGREEMENT means the period which begins upon the latter of (a) the EFFECTIVE DATE of this AGREEMENT or (b) the date of first receipt of MATERIALS by SIGMA from IMMTECH, and which ends six months after such date.

            1.10 "RESEARCH AND DEVELOPMENT PERIOD" of this AGREEMENT means the period which begins in the last day of the EVALUATION PERIOD and which ends two years after the last day of the EVALUATION PERIOD.

            1.11 "MONCLONALITY" means that the hybridoma cells of the MATERIALS produce monoclonal antibodies having an antibody combining site which binds with SPECIFICITY to mannitol-VGG.

            1.12 "CELL GROWTH" means the growth of the hybridoma cells of the MATERIALS in SIGMA bioreactors in quantities reasonably required by SIGMA for evaluation, research and product development purposes.

            1.13 "SPECIFICITY" means that the monoclonal antibodies of the MATERIALS have are specific for mannitol-VGG in a manner consistent with that described in U.S. Patent No. 5,484,735 to Davis et al. and that such monoclonal antibodies will not cross react with non-glucosylated hemoglobin (Hb(Ac)) or with non-reduced glucosylated hemoglobin (Hb(A1c)).

            1.14 "OPTION" means the option granted to SIGMA pursuant to paragraph 8.1 of this AGREEMENT.

            1.15 "LICENSE" means the license to be executed in accordance with paragraph 8.6 of this AGREEMENT.

            1.16 "PATENT RIGHTS" means IMMTECH's patent rights associated with the LICENSED PATENTS as set forth in Title 35 of the United States Code and in corresponding foreign statutes and/or common law.


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            1.17 "LICENSED PATENTS" shall include U.S. Patent No. 5,484,735 to
Davis et al. filed November 12, 1993 and entitled "Immunoassay of Glycosylated Proteins Employing Antibody to Reductively Glycosylated N-Terminal Amino Acids" (hereinafter referred to as "the '735 PATENT"), any reissues, reexaminations or extensions thereof, any U.S. patents or applications (including divisionals and continuation applications) owned or licensed to or by IMMTECH which claim priority to or are otherwise based on the '735 PATENT or which otherwise establish rights which cover, encompass or are ancillary to the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS thereto and any corresponding or related foreign applications owned or licensed by IMMTECH which claim priority to or are otherwise based on the '735 PATENT or which otherwise establish rights which cover, encompass or are ancillary to the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS thereto.

            1.18 "TECHNOLOGY RIGHTS" means IMMTECH's non-patent statutory and/or common law rights associated with the LICENSED TECHNOLOGY, including, without limitation, trade secret rights.

            1.19 "LICENSED TECHNOLOGY" means any and all non-patented MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMPROVEMENTS thereto.

            1.20 "LICENSED PRODUCT" means any PRODUCT covered by claims of the LICENSED PATENTS or which involves LICENSED TECHNOLOGY.

            1.21 "IMMTECH IMPROVEMENTS" means all modifications, variations, revisions, new generations and new models of the MATERIALS, PROGENY, IMMTECH BIOMATERIALS and/or IMMTECH TECHNOLOGY which relate or have consequence with respect to the LICENSED PRODUCT in any of the following ways: (a) improves performance of the LICENSED PRODUCT; (b) reduces the cost of materials or components for the LICENSED PRODUCT; (c) reduces production, manufacturing or associated costs of the LICENSED PRODUCTS; (d) increases the durability or continuous performance characteristics of the LICENSED PRODUCTS; (e) expands the applications to which the LICENSED PRODUCTS may be put; (f) increases or enhances the marketability or commercial aspect of the LICENSED PRODUCT; or (g) would, if implemented, replace or displace the LICENSED PRODUCT in one or more materially commercial markets for LICENSED PRODUCTS. IMMTECH IMPROVEMENTS may be patentable or unpatentable, and if patentable, need not be patented.


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            1.22 "SIGMA IMPROVEMENTS" means all modifications, variations, revisions, new generations and new models of the SIGMA BIOMATERIALS, SIGMA TECHNOLOGY and/or SIGMA PRODUCTS which relate or have consequence with respect to the LICENSED PRODUCT in any of the following ways: (a) improves performance of the LICENSED PRODUCT; (b) reduces the cost of materials or components for the LICENSED PRODUCT; (c) reduces production, manufacturing or associated costs of the LICENSED PRODUCTS; (d) increases the durability or continuous performance characteristics of the LICENSED PRODUCTS; (e) expands the applications to which the LICENSED PRODUCTS may be put; (f) increases or enhances the marketability or commercial aspect of the LICENSED PRODUCT; or (g) would, if implemented, replace or displace the LICENSED PRODUCT in one or more materially commercial markets for LICENSED PRODUCTS. SIGMA IMPROVEMENTS may be patentable or unpatentable, and if patentable, need not be patented.

            1.23 "TERM OF THE LICENSE" means the period commencing with the date on which the LICENSE is executed by all parties and ending (a) for LICENSED PRODUCTS covered by the claims of one or more LICENSED PATENTS, on the date of expiration of the last to expire of the LICENSED PATENTS which has a claim covering the LICENSED PRODUCT, or alternatively, (b) for LICENSED PRODUCTS not covered by a claim of one or more LICENSED PATENTS, on the date seven years after the LICENSE is executed.

            1.24 "NET SALES" means the gross amount invoiced for the LICENSED PRODUCTS, less all taxes, duties, trade, quantity and cash discounts actually allowed, and credits or allowances actually granted on account of rejections, returns, billing errors or retroactive price reductions.

            1.25 "INITIAL NET SALES" means NET SALES until the time when the cumulative total of NET SALES equals an amount of $3,167,000.

            1.26 "REMAINING NET SALES" means the NET SALES after the time when the cumulative total of NET SALES has surpassed an amount of $3,167,000.

            1.27 "AFFILIATE" means any corporation or non-corporate business entity, which controls, is controlled by, or is under common control with a party to this AGREEMENT. A corporation or non-corporate business entity shall be regarded as in control of another corporation of it owns, or directly or indirectly controls, at least forty (40%) percent of the voting stock of the other corporation or (i) in the absence of the ownership of at least forty (40%) percent of the voting stock of a corporation or (ii) in the case of the


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non-corporate business entity, or non-profit corporation, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

            1.28 "IMMTECH-NORTHWESTERN LICENSE AGREEMENT" means a duly executed agreement between IMMTECH and Northwestern University, Evanston, IL (hereinafter, NORTHWESTERN) by which NORTHWESTERN grants IMMTECH exclusive worldwide rights to the LICENSED PATENTS and to any LICENSED TECHNOLOGY owned by NORTHWESTERN, with such granted rights being sufficient in scope to allow SIGMA to develop commercial diagnostic assays for determining hemoglobin type A1c ("Hb(A1c)") by detecting a reduced form of Hb(A1c), and to make, have made, use and sell such assays.

2. DELIVERY OF MATERIALS, PROGENY, IMMTECH BIOMATERIALS and IMMTECH TECHNOLOGY

            2.1 IMMTECH will deliver MATERIALS to SIGMA within 10 days of the EFFECTIVE DATE. The minimum quantity of delivered MATERIALS will include at least two vials of viable hybridoma cells which will produce MML03 monoclonal antibodies.

            2.2 IMMTECH agrees to deliver additional quantities of MATERIALS to SIGMA during the EVALUATION PERIOD and the RESEARCH AND DEVELOPMENT PERIOD of this AGREEMENT upon request by SIGMA, where such additional MATERIALS are reasonably necessary for technical evaluation, research or product development as described in paragraph 3.1, below.

            2.3 IMMTECH agrees to deliver to SIGMA any and all PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY and IMMTECH IMPROVEMENTS throughout the EVALUATION PERIOD and the RESEARCH AND DEVELOPMENT PERIOD of this AGREEMENT to allow or assist SIGMA for technical evaluation, research, or product development as described in paragraph 3.1, below.

3. USE OF MATERIALS, PROGENY, IMMTECH BIOMATERIALS and IMMTECH TECHNOLOGY DURING EVALUATION PERIOD

            3.1 SIGMA may use the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY and IMMTECH IMPROVEMENTS during the EVALUATION PERIOD for the purpose of technical evaluation, including without limitation, evaluation of MONOCLONALITY, CELL GROWTH and SPECIFICITY, and for the purposes of research or product development, including,


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without limitation, development of SIGMA BIOMATERIALS and SIGMA PRODUCTS.

            3.2 None of the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY and IMMTECH IMPROVEMENTS may be transferred to others outside of SIGMA's research facilities during the EVALUATION PERIOD of this AGREEMENT without the written consent of IMMTECH, but such consent shall not be unreasonably withheld.

4. PAYMENTS and REPORTS DURING THE EVALUATION PERIOD

            4.1 SIGMA will pay IMMTECH an amount of twenty thousand dollars ($20,000) within ten days after the latter of (a) the EFFECTIVE DATE of this AGREEMENT or (b) SIGMA's initial receipt of MATERIALS from IMMTECH.

            4.2 SIGMA will evaluate MONOCLONALITY and CELL GROWTH within two months after SIGMA's initial receipt of MATERIALS from IMMTECH. If MONOCLONALITY and CELL GROWTH is acceptable to SIGMA, and if SIGMA decides, in its sole discretion, to continue with further evaluation and/or research and/or product development efforts, SIGMA will pay IMMTECH an additional amount of twenty-five thousand dollars ($25,000) within two months after the latter of (a) the EFFECTIVE DATE of this AGREEMENT or (b) receipt of MATERIALS from IMMTECH.

            4.3 SIGMA will evaluate SPECIFICITY within six months after Sigma's initial receipt of MATERIALS from IMMTECH. If SPECIFICITY is acceptable to SIGMA, and if SIGMA decides, in its sole discretion, to enter the RESEARCH AND DEVELOPMENT PERIOD to continue with further evaluation and/or research and/or product development efforts, SIGMA will pay IMMTECH an additional amount of fifty thousand dollars ($50,000) within six months after the latter of (a) the EFFECTIVE DATE of this AGREEMENT or (b) SIGMA's initial receipt of MATERIALS from IMMTECH.

            4.4 SIGMA will provide a written report to IMMTECH after the end of the EVALUATION PERIOD detailing the results of SIGMA's evaluation of MONOCLONALITY, GROWTH and SPECIFICITY.

5. USE OF MATERIALS, PROGENY, IMMTECH BIOMATERIALS and IMMTECH TECHNOLOGY DURING RESEARCH AND DEVELOPMENT PERIOD

            5.1 Upon entering the RESEARCH AND DEVELOPMENT PERIOD in accordance with paragraph 4.3 above, SIGMA may use the


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MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY and IMMTECH
IMPROVEMENTS during the RESEARCH AND DEVELOPMENT PERIOD for the purpose of technical evaluation, including without limitation, evaluation of MONOCLONALITY, CELL GROWTH and SPECIFICITY, and for the purposes of research or product development, including, without limitation, development of SIGMA BIOMATERIALS and SIGMA PRODUCTS.

            5.2 During the RESEARCH AND DEVELOPMENT PERIOD of this AGREEMENT, SIGMA may use the MATERIALS and PROGENY in human clinical trials.

            5.3 MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY and IMMTECH IMPROVEMENTS may be transferred during the RESEARCH AND DEVELOPMENT PERIOD to appropriate regulatory authorities where such transfer is reasonably necessary for the purpose of obtaining U.S. Food and Drug Administration (FDA) approval of a commercial Hb(A1c) assay or for the purpose of obtaining equivalent approval in a foreign country.

6. RETURN OF MATERIALS, PROGENY, IMMTECH BIOMATERIALS and IMMTECH TECHNOLOGY / PARTIAL REFUND OF PAYMENTS

            6.1 If SIGMA determines, in its sole discretion, during the EVALUATION PERIOD or the RESEARCH AND DEVELOPMENT PERIOD, that the MATERIALS or PROGENY evaluated in accordance with paragraph 4.2 and paragraph 4.3 are not suitable for further evaluation, research and/or product development, or that it is no longer of commercial interest to develop a commercial Hb(A1c) assay involving the MATERIALS or PROGENY, then SIGMA will return the MATERIALS and any PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY and IMMTECH IMPROVEMENTS to IMMTECH and provide a report to IMMTECH which explains the basis upon which the MATERIALS or PROGENY were determined to be unsuitable or the assays were determined to be not of commercial interest.

            6.2 IMMTECH will, upon receipt of the returned MATERIALS and any PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY and IMMTECH IMPROVEMENTS and upon receipt of a report from SIGMA in accordance with paragraph 6.1, refund an amount of twenty-five thousand dollars ($25,000) to SIGMA.

7. OWNERSHIP

            7.1 The MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY and IMMTECH IMPROVEMENTS and any intellectual property rights associated therewith shall be owned by IMMTECH.


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            7.2 The SIGMA BIOMATERIALS, SIGMA TECHNOLOGY, SIGMA PRODUCTS, SIGMA
IMPROVEMENTS and any intellectual property rights associated therewith shall be owned by SIGMA.

8. GRANT OF OPTION

            8.1 IMMTECH hereby grants SIGMA an OPTION to license the PATENT RIGHTS and the TECHNOLOGY RIGHTS under the terms set forth below.

            8.2 SIGMA shall have the sole discretion as to whether or not to exercise the OPTION.

            8.3 The OPTION to license shall remain open and be exercisable by SIGMA for an option period extending from the EFFECTIVE DATE of this AGREEMENT until and including the date which is three months after the end of the EVALUATION PERIOD of this AGREEMENT. If SIGMA informs IMMTECH in writing that SIGMA does not desire to exercise its OPTION or if SIGMA fails to exercise its OPTION with the aforementioned option period, IMMTECH shall have the right thereafter to enter into an agreement with a third party or parties pertaining to the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS and SIGMA shall return all such MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS in SIGMA's possession to IMMTECH.

            8.4. If SIGMA decides to exercise its OPTION, no further fees beyond those set forth under paragraph 4.1, paragraph 4.2 and paragraph 4.3 will be required at the time of exercising the option. Additional fees and/royalties may, however, be due, as applicable, under a LICENSE which includes the provisions of paragraph 8.7(c) paragraph 8.7(d) and/or paragraph 8.7(g) of this AGREEMENT.

            8.5 SIGMA can exercise the OPTION by (a) notifying IMMTECH that SIGMA is exercising its option, and (b) unless previously paid by SIGMA, paying IMMTECH the fees required under paragraph 4.3.

            8.6 Upon exercise of the OPTION, the parties will negotiate in good faith, and will, within a negotiation period of six months from the date on which SIGMA exercised its OPTION, agree on and execute a LICENSE which includes the terms set forth in paragraph 8.7, as well as any other terms, provisions and/or conditions that the parties negotiate in good faith. If SIGMA and IMMTECH have failed to execute a LICENSE having such terms within such negotiation period, then SIGMA shall return all MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS in SIGMA's possession to IMMTECH, and shall thereafter


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have the right to enter into an agreement with a third party or parties pertaining to the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS, provided that such third-party agreement does not contain any terms or provisions which are more favorable to the third party than IMMTECH had offered in writing to SIGMA during such negotiation period.

            8.7 The LICENSE shall include the following terms, provisions and/or conditions:

            (a) IMMTECH shall grant SIGMA exclusive, worldwide rights under the LICENSED PATENTS and under the LICENSED TECHNOLOGY to possess, use, make, have made, lease, sell and have sold all MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS thereto, and LICENSED PRODUCTS.

            (b) SIGMA shall have the right to sublicense the LICENSED PATENTS and LICENSED TECHNOLOGY to third parties.

            (c) SIGMA shall pay IMMTECH an amount of $60,000 upon the earlier of
(i) the date of obtaining U.S. Federal Drug Administration (FDA) approval of a LICENSED PRODUCT, or (ii) the date of the first sale of a LICENSED PRODUCT.

            (d) SIGMA shall, during the TERM OF THE LICENSE, pay to IMMTECH royalties as follows:

                  (i) at the rate of two percent (2%) of the INITIAL NET SALES of LICENSED PRODUCTS; and then

                  (ii) at the rate of percent (5%) of the REMAINING NET SALES of
            LICENSED PRODUCTS.

            (e) SIGMA shall not be required to pay royalties to IMMTECH under paragraph 8.7(d) for sales of LICENSED PRODUCTS made to AFFILIATES of SIGMA for purposes of resale. Additionally, no multiple royalties shall be payable because any LICENSED PRODUCT is covered by more than one patent or patent claim of the LICENSED PATENTS. Moreover, in the event that any MATERIALS OR PROGENY become available to third parties for commercial purposes through an act of or failure to act by IMMTECH, the obligations of SIGMA set forth in paragraph 8.7(d) shall terminate.

            (f) For the first two year period following the date of the first sale of a LICENSED PRODUCT, SIGMA shall meet a two-year target NET SALES amount to be mutually agreed upon by the parties based on SIGMA's market projections, failing which IMMTECH shall have the option, upon sixty (60) days written notice to SIGMA, to license one other entity under the LICENSED PATENTS and LICENSED TECHNOLOGY, with the


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LICENSE otherwise remaining in force. However, if during such sixty (60) day period SIGMA pays the difference in royalties due based on the above-stated target NET SALES versus the actual NET SALES for the two-year period, then the LICENSE will continue in effect, without any changes as to the exclusivity thereto. Moreover, should IMMTECH license one other entity under the LICENSED PATENTS and/or LICENSED TECHNOLOGY: (i) such third-party agreement will not contain any terms or provisions which are more favorable to the third party than those contained in the LICENSE between IMMTECH and SIGMA, and (ii) SIGMA shall be able to recover an amount of one-half of the $60,000 fee paid pursuant to paragraph 8.7(c) by discounting the royalty payment required under paragraph 8.7(d)(ii) by 3% to obtain an effective royalty rate of 2% until such amount is recovered.

            (g) SIGMA will make any maintenance payments or annuities required for any LICENSED PATENTS for countries in which the claims such patents cover the LICENSED PRODUCTS.

            (h) Notwithstanding anything in the LICENSE to the contrary:

                  (i) SIGMA shall have the right to terminate the LICENSE at its sole discretion by giving written notice to IMMTECH at least ninety
            (90) days prior to the effective date of termination provided that such effective date is on or before the last day of the RESEARCH AND DEVELOPMENT PERIOD; and

                  (ii) either party shall, in the event of any material default of the LICENSE by the other party, have the right to terminate the LICENSE by giving written notice to the other party at least ninety
            (90) days prior to the effective date of termination, unless, after receiving written notice of such default, the default is cured or remedied by the defaulting party within ninety (90) days.

            (i) Upon expiration or termination of the LICENSE for any reason, SIGMA shall have the right, for a period of one (1) year from the effective date thereof, to sell all LICENSED PRODUCTS on hand and to produce and sell any MATERIALS or PROGENY on hand, subject to the obligations of SIGMA to pay royalties, as provided for in paragraph 8.7(d), above.

9. CONFIDENTIALITY

            9.1 Any information, including information existing as IMMTECH TECHNOLOGY or SIGMA TECHNOLOGY, that is communicated between the parties and that is designated by the parties as being confidential information by a written


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notice to the non-owning party within thirty (30) days after the first written disclosure of that information by either party to the other, the non-owning party shall, until five (5) years from the date of the expiration or termination of this AGREEMENT: (a) take all reasonable steps to prevent disclosure of such information to any third party and (b) not utilize any of such information for any purpose other than the purposes provided in this AGREEMENT.

            9.2 The obligations of confidentiality and non-use set forth in paragraph 9.1 shall not preclude disclosure of such information in a patent application or in the prosecution of a patent application provided that the written consent of the owning party is obtained prior to such disclosure.

            9.3 The obligations of confidentiality and non-use set forth in paragraph 9.1 shall not extend to any of such information for which a non-owing party can show:

            (a) by the non-owning party's prior written records was already in the non-owning party's possession prior to the date of such disclosure;

            (b) such information became generally available to the public through issuance or publication of a patent or application;

            (c) such information otherwise is or becomes generally available to public through non fault of the non-owning party;

            (d) such information is received by the non-owning party in good faith from a third party on a non-confidential basis without violating any obligation of secrecy to the owner party relating to the information disclosed; or

            (e) written consent to disclose such information was given by the owning party.

10. PUBLICATION

            10.1 If a non-patent publication results from SIGMA's work using the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS, SIGMA will acknowledge IMMTECH's provision of the same and will give credit to IMMTECH scientists, as scientifically appropriate, based on any direct contribution made.


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11. WARRANTIES, DISCLAIMERS and LIMITATIONS ON LIABILITIES

            11.1 SIGMA hereby represents and warrants to IMMTECH, that SIGMA is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

            11.2 IMMTECH hereby represents and warrants to SIGMA that the following are true and correct as of the EFFECTIVE DATE of this AGREEMENT:

            (a) IMMTECH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into this Agreement and perform its obligations hereunder;

            (b) IMMTECH owns the LICENSED PATENTS or is the worldwide exclusive licensee of the LICENSED PATENTS and has the right to sublicense the same to SIGMA;

            (c) There are no claims relating to patent infringement or other matters, actions, suits, proceedings, arbitrations or investigations pending or, to the best of knowledge, threatened, against IMMTECH which if adversely determined would adversely affect the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS, LICENSED PATENTS (or the patentability thereof), LICENSED TECHNOLOGY and/or LICENSED PRODUCTS, or other related technology practiced by IMMTECH, or IMMTECH's ability to enter into or carry out this AGREEMENT; and

            (d) As of the date hereof, IMMTECH warrants that (i) it has no knowledge that the manufacture, use, importation or sale of any MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS, LICENSED PATENTS, LICENSED TECHNOLOGY and/or LICENSED PRODUCTS under this AGREEMENT either alone or in combination, nor any method of using such the same infringes any patent or other industrial property right of a third party and
(ii) it has not received any notification from any third party alleging or suggesting that the manufacture, use, importation or sale of any such MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS, LICENSED PATENTS, LICENSED TECHNOLOGY and/or LICENSED PRODUCTS does or would infringe any patent or other industrial property, IMMTECH shall disclose to SIGMA any information regarding adverse patent rights of which it is or becomes aware and which relates to such MATERIALS, PROGENY, IMMTECH BIOMATERIALS,


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

IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS, LICENSED PATENTS, LICENSED TECHNOLOGY and/or LICENSED PRODUCTS.

            11.3 Notwithstanding the representations and warranties of IMMTECH provided under paragraph 11.2, IMMTECH makes no representations or warranties as to the suitability of the MATERIALS or PROGENY for their intended use by SIGMA. SIGMA acknowledges that THE MATERIALS ARE EXPERIMENTAL IN NATURE AND THEY ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND, except as set forth above in paragraph 11.2.

12. MISCELLANEOUS AND GENERAL

            12.1. SIGMA acknowledges that IMMTECH is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and that its obligations hereunder are contingent on compliance with all applicable United States export and other laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by SIGMA that SIGMA shall not export data or commodities to certain foreign countries without prior approval of such agency. IMMTECH neither represents that a license shall not be required or that, if required, it shall be issued.

            12.2 SIGMA shall obtain any and all licenses, permits, approvals or authorizations ("REQUIRED CONSENTS") required by any governmental entity or agency having jurisdiction over the transactions contemplated by this AGREEMENT. IMMTECH shall cooperate with, and provide reasonable assistance to, SIGMA in obtaining the REQUIRED CONSENTS; provided, however, that SIGMA shall reimburse IMMTECH for all IMMTECH out-of-pocket expenses incurred in providing such assistance.

            12.3 All notices, statements and reports required or contemplated herein by one party or the other shall be in writing and shall be deemed to have been given upon delivery in person or upon the expiration of five (5) days after deposit in a lawful mail depository in the country of residence of the party giving the notice, registered or certified airmail postage prepaid, and addressed as follows:


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

      If to Immtech:       Attention: Mr. Steve Thompson
                           CEO & President
                           Immtech International Inc.
                           1890 Maple Avenue, Suite 110
                           Evanston, Illinois 60201
                           Facsimile: (847) 869-0045

      With a copy to:      Alice O. Martin, Esq. Ph.D.
                           Brinks, Hofer, Gilson & Lione
                           NBC Tower - Suite 3600
                           455 N. Cityfront Plaza Drive
                           Chicago, IL 60611-5599
                           Facsimile: (312) 321-4299

      If to Sigma:         Attention: Mr. Michael T. Hayo
                           Vice President
                           Sigma Diagnostics
                           545 South Ewing Avenue
                           St. Louis, Missouri 63103
                           Facsimile: (314) 286-7819

Either party hereto may change the address to which notices to such party are to be sent by giving notice to the other party at the address and in the manner provided above. Any notice herein required or permitted to be given in addition to the manner set forth above, by telex, facsimile or cable, provided that the party giving such notice obtains acknowledge by telex, facsimile or cable that such notice has been received by the party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgment has been transmitted.

            12.4 SIGMA shall not grant, transfer, convey, sublicense or otherwise assign any of its rights or delegate any of its obligations under this AGREEMENT other than to an affiliated company without the prior written consent of IMMTECH, and any attempt to do so shall be of no effect; however, this AGREEMENT shall be assignable by IMMTECH. This AGREEMENT shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

            12.5 This AGREEMENT constitutes the entire agreement between IMMTECH and SIGMA with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the parties hereto.

            12.6 The section and paragraph headings are for convenience only and are not a part of this AGREEMENT.

            12.7 All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this AGREEMENT illegal, invalid or unenforceable. If any provision or portion of any provision of this AGREEMENT not essential to the commercial purpose of this AGREEMENT shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions hereof shall remain in full force and effect. In the event that any provision essential to the commercial purpose of this AGREEMENT is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this AGREEMENT, this AGREEMENT and the rights granted herein shall terminate.

            12.8 The term of this Agreement shall begin on the EFFECTIVE DATE and shall continue in effect through the EVALUATION PERIOD and through the RESEARCH AND DEVELOPMENT PERIOD, unless otherwise allowed to lapse by SIGMA pursuant to its discretion under paragraphs 4.2, 4.3 and 6.1.

            IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their duly authorized representatives as of day and year first above written.

                           IMMTECH:

                           IMMTECH INTERNATIONAL INC.


                           By: /s/ T. Stephen Thompson
                               -----------------------------


                           SIGMA:

                           SIGMA DIAGNOSTICS


                           By: /s/ Michael T. Hayo
                               -----------------------------
                               Michael T. Hayo
                               Vice President


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